UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549

                                    FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                      THE SECURITIES EXCHANGE ACT OF 1934



                           Home Federal Bancorp, Inc.
                ---------------------------------------------------
              (Exact name of registrant as specified in its charter)


              Federal                                  20-0945587
---------------------------------------    -----------------------------------
(State of incorporation or organization)  (I.R.S. Employer Identification No.)


  500 12th Avenue South, Nampa, Idaho                     83653
---------------------------------------    -----------------------------------
(Address of principal executive offices)                (Zip Code)



Securities to be registered pursuant to Section 12(b) of the Act:

       Title of each class                 Name of each exchange on which
       to be so registered                 each class is to be registered

              None                                        N/A
---------------------------------------    -----------------------------------

If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [ ]

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [X]

Securities Act registration statement file number to which this form relates:
333-113731

Securities to be registered pursuant to Section 12(g) of the Exchange Act:


                      Common stock, $.01 par value per share
                ---------------------------------------------------
                                 (Title of class)

Item 1.  Description of Registrant's Securities to be Registered.

     For a description of the registrant's securities, reference is made to "Description of Capital Stock of Home Federal Bancorp," "Our Policy Regarding Dividends" and "Market for the Common Stock" in the registrant's Registration Statement on Form S-1 filed on March 19, 2004 and subsequently amended (File No. 333-113731) ("Registration Statement"), which is hereby incorporated by reference. For a description of the provisions of the registrant's charter and bylaws that may render a change in control of the registrant more difficult, reference is made to "Restrictions on Acquisition of Home Federal Bancorp and Home Federal" in the registrant's Registration Statement referenced above.

Item 2.  Exhibits

     1. Registration Statement on Form S-1, as amended (incorporated by reference, File No. 333-113731)

     2. Charter of Registrant (incorporated by reference to Exhibit 3.1 to the registrant's Registration Statement on Form S-1, File No. 333-113731).

     3. Bylaws of Registrant (incorporated by reference to Exhibit 3.2 to the registrant's Registration Statement on Form S-1, File No. 333-113731).

     4. Specimen Common Stock Certificate of Registrant (incorporated by reference to Exhibit 4 to the registrant's Registration Statement on Form S-1, File No. 333-113731).

                                     SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                    HOME FEDERAL BANCORP, INC.



                                    By:/s/ Daniel L. Stevens
                                       -------------------------------------
                                       Daniel L. Stevens
                                       President and Chief Executive Officer

Date: August 11, 2004
     -----------------